SPROTT PHYSICAL GOLD AND SILVER TRUST F-10

Exhibit 5.1

KPMG LLP
Bay Adelaide Centre
333 Bay Street, Suite 4600
Toronto, ON M5H 2S5
Canada
Tel 416-777-8500
Fax 416-777-8818

Consent of Independent Registered Public Accounting Firm

To Sprott Asset Management LP, Manager of Sprott Physical Gold and Silver Trust,

We consent to the use of our report dated March 20, 2025, on the financial statements of Sprott Physical Gold and Silver Trust (the “Trust”), which comprise the statements of financial position as at December 31, 2024 and 2023, the related statements of comprehensive income (loss), changes in equity, and cash flows for each of the years ended December 31, 2024 and 2023, and the related notes, and our report dated March 20, 2025 on the effectiveness of internal control over financial reporting as of December 31, 2024, which are incorporated by reference in this Registration Statement on Form F-10 dated May 1, 2025 of the Trust.

Yours very truly,

Chartered Professional Accountants, Licensed Public Accountants

May 1, 2025
Toronto, Canada

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